RESTRICTED

[illegible]

NUMBER

SHARES

QUEST OIL CORPORATION

[illegible]

[illegible] registered may be deemed to be an "affiliate" of the issuer within the meaning of Rule 144(a)(1) [illegible] The shares represented by this certificate may not be transferred or sold in the absence of registration under the Securities Act of 1933 or *the availability of an exemption herefrom.

CUSIP [illegible]

This Certifies that ______________________ is the registered holder of ______________________ Shares

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF

QUEST OIL CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this November 4, 2004 day of ______________ A.D. 20

SECRETARY

PRESIDENT

TRANSFER AGENT AND REGISTRAR
COLONIAL STOCK TRANSFER
Salt Lake City, Utah 84111

COUNTERSIGNED AND REGISTERED

BY

AUTHORIZED SIGNATURE